UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: April 30, 2009 Estimated average burden hours per response. . 38.0
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 13, 2006

MathStar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51560	41-1881957
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

19075 N.W. Tanasbourne Drive, Suite 200	97124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (503) 726-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(d)           On December 13, 2006, the Board of Directors of MathStar, Inc. appointed Michael O. Maerz as a member of the Board.  Since January 2003, Mr. Maerz has served on the boards of directors of Mercy Corps, a leading international relief and development agency; Dartfish Corporation, a leading video analysis software company; and EasyOne AG, a software startup company focused on small business sales force and resource planning automation.  From October 1998 until December 2002, he was Chairman and Chief Executive Officer of etrieve, Inc., a market-leading voice and text mobile email/personal information manager (PIM) company, of which he was a co-founder.  etrieve, Inc. was sold to Orange Personal Communications Services Limited in December 2002.  Mr. Maerz was President and Chief Executive Officer of The Palace Inc., which offered online customer support, sales and training to the business market, from June 1996 until April 1998.  The Palace Inc. was sold to Electric Communities in April 1998.  From January 1990 until June 1996, he was a Vice President and General Manager at Intel Corporation in Hillsboro, Oregon, where he planned and managed Intel’s 1991 entry into the personal computer networking business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MathStar, Inc.

Date: December 13, 2006.

	By	/s/ James W. Cruckshank
Vice President of Administartion
and Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)